Exhibit 99.1

HubSpot Reports Q4 and Full Year 2022 Results

CAMBRIDGE, MA (February 16, 2023) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Financial Highlights:

Revenue

Fourth Quarter 2022:

●
Total revenue was $469.7 million, up 27% compared to Q4'21.
o
Subscription revenue was $458.2 million, up 28% compared to Q4'21.
o
Professional services and other revenue was $11.5 million, up 8% compared to Q4'21.

Full Year 2022:

●
Total revenue was $1.731 billion, up 33% compared to 2021.
o
Subscription revenue was $1.691 billion, up 34% compared to 2021.
o
Professional services and other revenue was $40.4 million, down 5% compared to 2021.

Operating Income (Loss)

Fourth Quarter 2022:

●
GAAP operating margin was (2.9%), compared to (2.2%) in Q4'21.
●
Non-GAAP operating margin was 13.6%, compared to 10.3% in Q4'21.
●
GAAP operating loss was ($13.5) million, compared to ($8.2) million in Q4'21.
●
Non-GAAP operating income was $64.0 million, compared to $38.2 million in Q4'21.

Full Year 2022:

●
GAAP operating margin was (6.3%), compared to (4.2%) in 2021.
●
Non-GAAP operating margin was 9.8%, compared to 9.0% in 2021.
●
GAAP operating loss was ($109.1) million, compared to ($54.8) million in 2021.
●
Non-GAAP operating income was $169.1 million, compared to $117.6 million in 2021.

Net Income (Loss)

Fourth Quarter 2022:

●
GAAP net loss was ($15.6) million, or ($0.32) per basic and diluted share, compared to ($16.4) million, or ($0.35) per basic and diluted share in Q4'21.
●
Non-GAAP net income was $56.8 million, or $1.17 per basic and $1.11 per diluted share, compared to $29.6 million, or $0.63 per basic and $0.58 per diluted share in Q4'21.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 48.8 million, compared to 47.3 million basic and diluted shares in Q4'21.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 48.8 million and 51.1 million respectively, compared to 47.3 million and 50.9 million, respectively in Q4'21.

Full Year 2022:

●
GAAP net loss was ($112.7) million, or ($2.35) per basic and diluted share, compared to ($77.8) million, or ($1.66) per basic and diluted share in 2021.

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●
Non-GAAP net income was $141.8 million, or $2.95 per basic and $2.78 per diluted share, compared to $92.5 million, or $1.97 per basic and $1.82 per diluted share in 2021.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 48.1 million, compared to 46.9 million basic and diluted shares in 2021.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 48.1 million and 51.1 million respectively, compared to 46.9 million and 50.7 million, respectively in 2021.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.5 billion as of December 31, 2022.
●
During the fourth quarter, the company generated $90.0 million of cash from operating activities and operating cash flow, compared to $95.2 million of cash from operating activities and $97.2 million of operating cash flow, which excluded the $2.0 million used for the repayment of its convertible notes, during Q4'21.
●
During the fourth quarter, the company generated $70.9 million of free cash flow, compared to $78.3 million during Q4'21.
●
During 2022, the company generated $273.2 million of cash from operating activities and operating cash flow, compared to $238.7 million of cash from operating activities and $265.2 million of operating cash flow, which excluded the $26.4 million used for the repayment of its convertible notes, during 2021.
●
The company generated $191.4 million of free cash flow during 2022, compared to $203.3 million during 2021.

Additional Recent Business Highlights

●
Grew Customers to 167,386 at December 31, 2022, up 24% from December 31, 2021.
●
Average Subscription Revenue Per Customer was $11,231 during the fourth quarter of 2022, up 3% compared to the fourth quarter of 2021.

“I’m proud of the way our team stepped up to the challenging macroeconomic conditions that emerged in 2022. We executed well and helped our customers navigate choppy waters,” said Yamini Rangan, Chief Executive Officer at HubSpot. “We focused on product innovation and showing the value HubSpot can deliver. As a result, we increasingly see HubSpot becoming the platform of choice for SMBs. Looking ahead, we have a tremendous opportunity in 2023 to help our customers grow and make progress on our vision of becoming the #1 CRM platform for scaling companies. We’ve taken the hard but necessary steps to restructure our business so we’re better positioned to navigate the current environment and emerge stronger long-term. Our mission of helping millions of organizations grow better is as exciting as ever.”

Business Outlook
Based on information available as of February 16, 2023, HubSpot is issuing guidance for the first quarter of 2023 and full year 2023 as indicated below.

First Quarter 2023:

•
Total revenue is expected to be in the range of $473.0 million to $475.0 million.
o
Unfavorable foreign exchange rates are expected to be a 4 point headwind to first quarter 2023 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $45.0 million to $47.0 million(2).
•
Non-GAAP net income per common share is expected to be in the range of $0.82 to $0.84(2). This assumes approximately 51.5 million weighted average diluted shares outstanding.

Full Year 2023:

•
Total revenue is expected to be in the range of $2.050 billion to $2.060 billion.
o
Unfavorable foreign exchange rates are expected to be a one point headwind to full year 2023 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $248.0 million to $252.0 million(2).

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•
Non-GAAP net income per common share is expected to be in the range of $4.24 to $4.32(2). This assumes approximately 52.2 million weighted average diluted shares outstanding.

(1) Foreign exchange rates impact on revenue is calculated by comparing current period rates with prior period average rates.

(2)The impact of restructuring charges, which include employee severance and lease consolidation costs, are excluded from our non-GAAP operating income and non-GAAP net income per common share business outlook.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Thursday February 16, 2023 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year 2022 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (866) 813-9403 (domestic) or +44 204-525-0658 (international). The replay passcode is 434716. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, over 167,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the first fiscal quarter of and full year 2023; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our recent reduction in force, including

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risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, macroeconomic instability, and the COVID-19 pandemic on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$331,022	$377,013
Short-term investments	1,081,662	820,962
Accounts receivable	226,849	157,362
Deferred commission expense	70,992	59,849
Prepaid expenses and other current assets	44,074	38,388
Total current assets	1,754,599	1,453,574
Long-term investments	112,791	174,895
Property and equipment, net	105,227	96,134
Capitalized software development costs, net	63,790	39,858
Right-of-use assets	319,304	280,828
Deferred commission expense, net of current portion	66,559	42,681
Other assets	58,795	29,244
Intangible assets, net	17,446	10,565
Goodwill	46,227	47,075
Total assets	$2,544,738	$2,174,854
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,883	$2,773
Accrued compensation costs	62,846	63,836
Accrued expenses and other current liabilities	102,122	74,457
Convertible senior notes	—	19,630
Operating lease liabilities	35,928	26,364
Deferred revenue	539,874	430,414
Total current liabilities	761,653	617,474
Operating lease liabilities, net of current portion	316,184	283,873
Deferred revenue, net of current portion	5,904	4,473
Other long-term liabilities	14,546	12,134
Convertible senior notes, net of current portion	454,227	383,101
Total liabilities	1,552,514	1,301,055
Stockholders’ equity:
Common stock	49	47
Additional paid-in capital	1,647,446	1,436,089
Accumulated other comprehensive loss	(12,890)	(1,339)
Accumulated deficit	(642,381)	(560,998)
Total stockholders’ equity	992,224	873,799
Total liabilities and stockholders’ equity	$2,544,738	$2,174,854

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Subscription	$458,152	$358,657	$1,690,538	$1,258,319
Professional services and other	11,506	10,652	40,431	42,339
Total revenue	469,658	369,309	1,730,969	1,300,658
Cost of revenues:
Subscription	66,051	58,599	257,513	211,132
Professional services and other	14,214	13,040	56,746	47,725
Total cost of revenues	80,265	71,639	314,259	258,857
Gross profit	389,393	297,670	1,416,710	1,041,801
Operating expenses:
Research and development	116,334	82,997	442,022	301,970
Sales and marketing	235,132	180,845	886,069	649,681
General and administrative	51,413	42,065	197,720	144,949
Total operating expenses	402,879	305,907	1,525,811	1,096,600
Loss from operations	(13,486)	(8,237)	(109,101)	(54,799)
Other expense:
Interest income	7,777	126	15,000	1,173
Interest expense	(941)	(5,905)	(3,762)	(30,282)
Other (expense) income	(6,244)	(974)	(6,829)	10,090
Total other income (expense)	592	(6,753)	4,409	(19,019)
Loss before income tax expense	(12,894)	(14,990)	(104,692)	(73,818)
Income tax expense	(2,744)	(1,380)	(8,057)	(4,019)
Net loss	$(15,638)	$(16,370)	$(112,749)	$(77,837)
Net loss per share, basic and diluted	$(0.32)	$(0.35)	$(2.35)	$(1.66)
Weighted average common shares used in computing basic and diluted net loss per share:	48,787	47,304	48,065	46,891

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Operating Activities:
Net loss	$(15,638)	$(16,370)	$(112,749)	$(77,837)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	15,525	11,970	58,150	45,159
Stock-based compensation	76,768	45,914	275,849	166,761
Loss on early extinguishment of 2022 Convertible Notes	—	68	—	4,892
Repayment of 2022 Convertible Notes attributable to the debt discount	—	(1,971)	—	(26,428)
Gain on strategic investments	—	(2)	(4,201)	(11,741)
Impairment of strategic investments	5,863	—	5,863	—
Gain on termination of operating leases	—	—	—	(4,276)
Loss on disposal of fixed assets	—	—	—	6,468
Benefit from deferred income taxes	(1,533)	(1,548)	(2,122)	(2,869)
Amortization of debt discount and issuance costs	504	5,393	2,013	23,507
(Accretion) amortization of bond discount	(5,851)	1,332	(9,118)	4,275
Unrealized currency translation	530	701	1,010	1,304
Changes in assets and liabilities				-
Accounts receivable	(53,850)	(31,859)	(73,985)	(34,107)
Prepaid expenses and other assets	2,878	6,072	(5,987)	(1,077)
Deferred commission expense	(15,373)	(8,189)	(37,583)	(32,560)
Right-of-use assets	9,909	4,470	29,531	31,418
Accounts payable	7,617	1,343	18,277	(10,608)
Accrued expenses and other liabilities	15,920	20,025	32,375	58,209
Operating lease liabilities	(6,529)	(3,056)	(21,118)	(29,478)
Deferred revenue	53,226	60,891	116,969	127,716
Net cash and cash equivalents provided by operating activities	89,966	95,184	273,174	238,728
Investing Activities:
Purchases of investments	(248,951)	(447,431)	(1,507,870)	(1,484,762)
Maturities of investments	167,200	446,722	1,184,506	1,387,498
Sale of investments	—	—	124,998	—
Purchases of property and equipment	(6,042)	(11,327)	(37,426)	(28,726)
Purchases of intangible assets	—	—	(10,000)	—
Acquisition of a business, net of cash acquired	—	—	—	(16,810)
Purchases of strategic investments	(6,499)	(2,887)	(26,371)	(13,089)
Proceeds from sale of strategic investments	—	12,620	—	12,620
Payments for equity method investments	(1,250)	—	(3,150)	(3,100)
Capitalization of software development costs	(12,995)	(7,501)	(44,345)	(33,139)
Net cash and cash equivalents used in investing activities	(108,537)	(9,804)	(319,658)	(179,508)
Financing Activities:
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	—	8,256	60,483	8,985
Payments for settlement of Warrants related to the 2022 Convertible Notes	(34)	—	(34)	—
Payment for settlement of 2022 Convertible Notes	—	(9,097)	(79,807)	(89,525)
Repayment of 2025 Convertible Notes attributable to the principal	—	—	(1,619)	—
Employee taxes paid related to the net share settlement of stock-based awards	(1,572)	(5,711)	(11,526)	(17,439)
Proceeds related to the issuance of common stock under stock plans	10,213	12,386	39,931	46,510
Net cash and cash equivalents provided by (used in) financing activities	8,607	5,834	7,428	(51,469)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,451	(2,535)	(6,811)	(8,861)
Net (decrease) increase in cash, cash equivalents and restricted cash	(513)	88,679	(45,867)	(1,110)
Cash, cash equivalents and restricted cash, beginning of period	334,688	291,363	380,042	381,152
Cash, cash equivalents and restricted cash, end of period	$334,175	$380,042	$334,175	$380,042

Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

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	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
GAAP operating loss	$(13,486)	$(8,237)	$(109,101)	$(54,799)
Stock-based compensation	76,768	45,914	275,849	166,761
Amortization of acquired intangible assets	729	318	2,629	1,326
Acquisition/disposition related expenses (income)	—	170	(305)	2,087
Gain on termination of operating leases	—	—	—	(4,276)
Loss on disposal of fixed assets	—	—	—	6,468
Non-GAAP operating income	$64,011	$38,165	$169,072	$117,567

GAAP operating margin	(2.9%)	(2.2%)	(6.3%)	(4.2%)
Non-GAAP operating margin	13.6%	10.3%	9.8%	9.0%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
GAAP net loss	$(15,638)	(16,370)	$(112,749)	$(77,837)
Stock-based compensation	76,768	45,914	275,849	166,761
Amortization of acquired intangibles assets	729	318	2,629	1,326
Acquisition/disposition related expenses (income)	—	170	(305)	2,087
Gain on termination of operating leases	—	—	—	(4,276)
Loss on disposal of fixed assets	—	—	—	6,468
Non-cash interest expense for amortization of debt discount and debt issuance costs	504	5,393	2,013	23,507
Impairment of (gain on) strategic investments	5,863	(2)	1,662	(11,741)
Loss on early extinguishment of 2022 Convertible Notes	—	68	—	4,892
Loss on equity method investment	87	150	125	371
Income tax effects of non-GAAP items	(11,467)	(6,024)	(27,399)	(19,096)
Non-GAAP net income	$56,846	29,617	$141,825	$92,462

Non-GAAP net income per share:
Basic	$1.17	$0.63	$2.95	$1.97
Diluted	$1.11	$0.58	$2.78	$1.82
Shares used in non-GAAP per share calculations
Basic	48,787	47,304	48,065	46,891
Diluted	51,094	50,888	51,099	50,694

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2022					2021
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$66,051	$14,214	$116,334	$235,132	$51,413	$58,599	$13,040	$82,997	$180,845	$42,065
Stock -based compensation	(2,560)	(1,113)	(30,248)	(30,557)	(12,290)	(1,742)	(821)	(16,600)	(17,511)	(9,240)
Amortization of acquired intangible assets	(283)	—	—	(446)	—	(228)	—	—	(90)	—
Acquisition/disposition related expense	—	—	—	—	—	—	—	(131)	—	(39)
Non-GAAP expense	$63,208	$13,101	$86,086	$204,129	$39,123	$56,629	$12,219	$66,266	$163,244	$32,786

GAAP expense as a percentage of revenue	14.1%	3.0%	24.8%	50.1%	10.9%	15.9%	3.5%	22.5%	49.0%	11.4%
Non-GAAP expense as a percentage of revenue	13.5%	2.8%	18.3%	43.5%	8.3%	15.3%	3.3%	17.9%	44.2%	8.9%

	For the Year Ended December 31,
	2022					2021
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$257,513	$56,746	$442,022	$886,069	$197,720	$211,132	$47,725	$301,970	$649,681	$144,949
Stock -based compensation	(9,076)	(4,393)	(107,517)	(107,640)	(47,223)	(6,297)	(3,092)	(61,614)	(67,413)	(28,345)
Amortization of acquired intangible assets	(1,203)	—	—	(1,426)	—	(937)	—	—	(389)	—
Acquisition/disposition related income (expenses)	—	—	300	—	5	—	—	(1,152)	(367)	(568)
Gain on termination of operating leases	—	—	—	—	—	395	275	1,346	1,839	421
Loss on disposal of fixed assets	—	—	—	—	—	(600)	(415)	(2,036)	(2,781)	(636)
Non-GAAP expense	$247,234	$52,353	$334,805	$777,003	$150,502	$203,693	$44,493	$238,514	$580,570	$115,821

GAAP expense as a percentage of revenue	14.9%	3.3%	25.5%	51.2%	11.4%	16.2%	3.7%	23.2%	50.0%	11.1%
Non-GAAP expense as a percentage of revenue	14.3%	3.0%	19.3%	44.9%	8.7%	15.7%	3.4%	18.3%	44.6%	8.9%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
GAAP subscription margin	$392,101	$300,058	$1,433,025	$1,047,187
Stock -based compensation	2,560	1,742	9,076	6,297
Amortization of acquired intangible assets	283	228	1,203	937
Gain on termination of operating leases	—	—	—	(395)
Loss on disposal of fixed assets	—	—	—	600
Non-GAAP subscription margin	$394,944	$302,028	$1,443,304	$1,054,626

GAAP subscription margin percentage	85.6%	83.7%	84.8%	83.2%
Non-GAAP subscription margin percentage	86.2%	84.2%	85.4%	83.8%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
GAAP net cash and cash equivalents provided by operating activities	$89,966	$95,184	$273,174	$238,728
Purchases of property and equipment	(6,042)	(11,327)	(37,426)	(28,726)
Capitalization of software development costs	(12,995)	(7,501)	(44,345)	(33,139)
Repayment of 2022 Convertible Notes attributable to the debt discount	—	1,971	—	26,428
Free cash flow	$70,929	$78,327	$191,403	$203,291

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
GAAP net cash and cash equivalents provided by operating activities	$89,966	$95,184	$273,174	$238,728
Repayment of 2022 Convertible Notes attributable to the debt discount	—	1,971	—	26,428
Operating cash flow, excluding repayment of convertible debt	$89,966	$97,155	$273,174	$265,156

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended March 31, 2023	Year Ended December 31, 2023
GAAP operating income range	($64,045)-($110,045)	($287,972)-($316,972)
Stock-based compensation	84,199	460,589
Amortization of acquired intangible assets	846	3,383
Restructuring charges	24,000-72,000	72,000-105,000
Non-GAAP operating income range	$45,000-$47,000	$248,000-$252,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended March 31, 2023	Year Ended December 31, 2023
GAAP net loss range	($61,846)-($108,596)	($275,688)-($303,688)
Stock-based compensation	84,199	460,589
Amortization of acquired intangible assets	846	3,383
Restructuring charges	24,000-72,000	72,000-105,000
Non-cash interest expense for amortization of debt issuance costs	484	1,985
Income tax effects of non-GAAP items	(5,383)-(5,633)	(40,869)-(41,869)
Non-GAAP net income range	$42,300-$43,300	$221,400-$225,400

GAAP net income per basic and diluted share	($1.25)-($2.20)	($5.68)-($6.29)
Non-GAAP net income per diluted share	$0.82-$0.84	$4.24-$4.32

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	49,403	50,000
Weighted average common shares used in computing non-GAAP diluted net loss per share:	51,507	52,199

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense for amortization of debt issuance costs, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash and the exclusion of repayments of convertible notes attributable to debt discount from operating cash flow provides a comparable framework for assessing how our business performed when compared to prior periods and also aligns the non-GAAP treatment of our debt discount that is amortized as non-cash interest expense.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP

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financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, non-cash interest expense for the amortization of debt issuance costs, gain on termination of operating leases, loss on disposal of fixed assets, loss on early extinguishment of 2022 Convertible Notes, gain or impairment losses on strategic investments, gain or loss on equity method investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets, excluding backlog acquired intangible assets amortized as contra revenue, is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs and retention payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

D.

In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. In August 2020, the FASB published ASU 2020-06, which was adopted on January 1, 2022. ASU 2020-06 simplifies the accounting for convertible debt and other equity-linked instruments and eliminates requirements to separately account for liability and equity components of such convertible debt instruments. Consequently, our convertible notes are accounted for as a single liability and the discount created by the recognition of a component of the convertible debt in equity is eliminated. The issuance cost of the debt is amortized as interest expense over

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the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Prior to January 1, 2022, the difference between the fair value and carrying value of debt conversion settlements was recorded as a loss on early extinguishment of debt within interest expense. Upon the adoption of ASU 2020-06, no loss is recognized.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or impairment losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or impairment losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
Gain on termination of operating leases results from early lease terminations and related improvement reimbursements from landlords being recorded as income. Loss on fixed assets result from the disposal of property and equipment associated with early lease terminations. As we generally fulfill our obligations for the full lease term and use these assets for their full useful lives, we believe these activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these transactions provides for a useful comparison of our operating results to prior periods and to our peer companies.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
media@hubspot.com

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